Exhibit 23.01


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 or our reports dated February 10, 1997 relating to the consolidated financial statements of Clearview Cinema Group, Inc.; April 1, 1997 relating to the combined financial statements of the Nelson Ferman Theaters at Emerson, New City, Allwood and Washington Township; April 10, 1997 relating to the combined financial statements of Magic Cinemas at Bergenfield, Tenafly and Closter; and June 4, 1997 relating to the combined financial statements of United Artists Theaters at Bronxville, Larchmont, Wayne, New City and Mamaroneck, which appear in such Prospectus.

We also consent to reference to us under the headings "Experts" and "Summary Consolidated Financial Data" which appear in such Prospectus. However, it should be noted that Wiss and Company, LLP did not prepare or certify such "Summary Consolidated Financial Data."

                                   WISS & COMPANY, LLP


Woodbridge, New Jersey
August 11, 1997